UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Beijing Med-Pharm Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BEIJING MED-PHARM CORPORATION
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2007

To our stockholders:
     NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Beijing Med-Pharm Corporation (the “Company”) will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, on Thursday, April 26, 2007, at 9:00 a.m. Philadelphia, Pennsylvania time, for the following purposes:
1.	To elect seven directors;

2.	To consider and vote on a proposal to approve the Company’s 2007 Omnibus Equity Compensation Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only stockholders of record at the close of business on March 19, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ MARTYN D. GREENACRE Martyn D. Greenacre
Chairman of the Board
March 27, 2007
     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

PROXY STATEMENT
VOTING AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF THE COMPANY’S 2007 OMNIBUS EQUITY COMPENSATION PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
COMPENSATION OF NON-EMPLOYEE DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANT OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVANCE NOTICE PROVISIONS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS

BEIJING MED-PHARM CORPORATION
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT

     This proxy statement is being furnished to the stockholders of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors (our “Board”) of proxies for use at our 2007 Annual Meeting of Stockholders, to be held on April 26, 2007, and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, on Thursday, April 26, 2007, at 9:00 a.m. Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 28, 2007.
     The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile and other methods of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.
     Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19462, telephone (610) 940-1675.
VOTING AT THE ANNUAL MEETING
Record Date; Proxies; Vote Required
     Only the holders of shares of our common stock, par value $0.001 per share (the “Shares”), of record at the close of business on March 19, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, we had 26,641,191 Shares outstanding. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on our books. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each stockholder is entitled to one vote for each Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.
     All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our Board the seven nominees listed in this proxy statement, and FOR the proposal to approve a new 2007 Stock Plan. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Fred M. Powell, our Chief Financial Officer, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.
     Election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our certificate of incorporation or bylaws.
     A properly executed proxy marked “Withhold” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” are included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes are not considered Shares entitled to vote on these proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.
PROPOSAL 1: ELECTION OF DIRECTORS
     Our Board is authorized to have up to nine members. Our Board currently has seven members and all seven members are nominees for director this year. These nominees are Martyn D. Greenacre, David Gao, Michel Y. de Beaumont, Jack M. Ferraro, Frank J. Hollendoner, John W. Stakes III, M.D. and Albert Yeung. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal.
     Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our Board. Alternatively, our Board may decide to reduce the number of directors.
Nominees for Terms Continuing Through our 2008 Annual Meeting of Stockholders

Name and Age	Director Since	Position with the Company
Michel Y. de Beaumont – 64 (2) (3)	2004	Director
Jack M. Ferraro – 61 (1) (2)	2004	Director
David Gao – 56	2004	President and Chief Executive Officer and Director
Martyn D. Greenacre - 65 (1) (2) (3)	2004	Chairman of the Board
Frank J. Hollendoner –61 (1)	2004	Director
John W. Stakes III, M.D. – 57 (2) (3)	2004	Director
Albert Yeung – 64	2006	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Governance Committee
     In addition to the information set forth in the table above, the following information provides certain information about each individual currently serving as a member of our Board, all of whom are nominees, including his principal occupation for at least the past five years.
     David (Xiaoying) Gao has served as our President and Chief Executive Officer since February 2004. From February 2002 through February 2004, Mr. Gao served as Chairman of BMP China’s board of directors. Mr. Gao served as President and director of Abacus Investments Ltd, a private wealth management company, from August 2003 until June 2004, and as Chief Executive Officer of Abacus from July 2003 to June 2004. From 1989 to 2002, Mr. Gao held various positions at Motorola, Inc., a publicly-traded company specializing in wireless, broadband and automotive communications technologies and embedded electronic products, including: Vice President and Director, Integrated Electronic System Sector, Asia-Pacific operation, from 1998 to 2002; Member, Motorola Asia Pacific Management Board, Management Board of Motorola Japan Ltd., from 2000 to 2002; and Motorola China Management Board from 1996 to 2002. Mr. Gao holds a BSC in Mechanical Engineering from the Beijing Institute of Technology, a BSC in Mechanical

Engineering from Hanover University, Germany, and an M.B.A. from The Massachusetts Institute of Technology.
     Martyn D. Greenacre has served as Chairman of our board of directors since July 2004. Since 2002, Mr. Greenacre has served as Chairman of Life Mist Technologies Corp., a fire suppression equipment company. From 1997 to 2001 Mr. Greenacre served as Chief Executive Officer and director of Delsys Pharmaceutical Corporation, a formulation and drug delivery system company. From 1993 to 1997, Mr. Greenacre served as President and Chief Executive Officer of Zynaxis Inc., a biopharmaceutical company. From 1989 to 1992, Mr. Greenacre was Chairman, Europe, SmithKline Beecham Pharmaceutical company. He joined Smith Kline & French in 1973, where he held positions of increasing responsibility in its European organization. Mr. Greenacre currently serves as a director of Acusphere, Inc., a drug delivery company, Cephalon Inc., a pharmaceutical company, Curis, Inc., a biotechnology company, and Immune Response Corporation, a vaccine company.
     Michel Y. de Beaumont has served as one of our directors since February 2004. Mr. de Beaumont founded American Equities Overseas (UK) Ltd., a wholly-owned subsidiary of American Equities Overseas Inc., a private securities brokerage and corporate finance firm, in 1981 and since then has served as its Director. Mr. de Beaumont is a director of Luxembourg European & American Fund, an open-end investment fund incorporated in Luxembourg, LEAF Asset Management, the management company of Luxembourg European & American Fund, Emerge Capital, an open-end unit mutual fund, Emerge Management, Blue Chip Selection, and Blue Chip Selection Advisory Company, a Luxembourg mutual fund management company. Mr. de Beaumont also served as a director of Applied Science and Technology Inc., a publicly-traded company providing reactive gas modules and power supplies to the semiconductor device manufacturing and medical markets (subsequently acquired by MSK Instruments, Inc. in 2001) from 1993 to 2001 and Agritope Inc., a publicly-traded biotechnology company seeking to develop improved plant products (subsequently acquired by Exelixis Inc. in 2000) from 1997 to 2001. In February 2004, Mr. de Beaumont was appointed as a director of Memry Corp., a publicly-traded company that provides design, engineering, development and manufacturing services to the medical device and other industries.
     Jack M. Ferraro has served as one of our directors since February 2004. Mr. Ferraro is a private investor. From 1979 to 2000, he served as money manager and partner of Neuberger Berman, LLC, a public investment advisory firm (subsequently acquired by Lehman Brothers, Holdings, Inc.). Mr. Ferraro serves on the Board of Trustees of the Hackley School, the National Ability Center, and the Utah Committee of the Sundance Institute, the Advisory Council of Cornell University’s Johnson Graduate School of Management, the Board of Directors of the Cayuga MBA Fund, LLC, a $14 million hedge fund managed by students at the Johnson Graduate School of Management at Cornell University and the Advisory Board of the Parker Center for Investment Research at the Johnson Graduate School of Management at Cornell. He also served as a trustee of Blair Academy from 1994 to 2000 and of the Neuberger Museum of Art from 1996 to 1999.
     Frank J. Hollendoner has served as one of our directors since February 2004. Mr. Hollendoner is a private investor. From 2000 to 2004, Mr. Hollendoner served as Chairman of the board of directors of Dr. Foster, a privately-held healthcare information systems company. From 1993 to 2002, Mr. Hollendoner served as Chairman of the board of directors of Doughty Hanson & Co., a London based investment company and buy-out firm. Since 1993 he has served as Chairman of the advisory committee and member of the investment committee of Doughty Hanson & Co. He has served as a director of Ionic Fuel Technology, Inc., a publicly-traded environmental technology company, since 1998. From 1996 to 1998, he served as Chairman of the board of directors of Norden Pac Industries AB. From 1990 to 1998, Mr. Hollendoner served as Executive Chairman of the board of directors of Independent Care Group.
     John W. Stakes III, M.D., has served as one of our directors since February 2004. Dr. Stakes has served as an Associate Neurologist at Massachusetts General Hospital since 1990, as Director, Massachusetts General Hospital Sleep Disorders Laboratory, since 1982, and as Director, Specialty Care Development, Massachusetts General Physicians Organization, since 1995. He was a member of the Committee on Continuing Medical Education of the Harvard Medical School. Dr. Stakes has held a teaching position at the Harvard Medical School since 1975.
     Albert Yeung has served as one of our directors since August 2006. Mr. Yeung is President of Albert Yeung & Associates Consulting Co., Ltd. From April 2003 until December 2003, he was a consultant to Glaxo SmithKline China Co., Ltd. From December 1997 through March 2003, Mr. Yeung served as Vice President and General Manager, Tianjin SmithKline & French Co., Ltd. He has 30 years working experience in pharmaceutical marketing and management both in ethical and consumer medicine fields in China and Hong Kong. Mr. Yeung is a co-founder and Honorary Chairman of The Shanghai Psycho-social Rehabilitation Association and Honorary Member of The Shanghai Chinese Traditional and Western Medicine Association.
Our board of directors unanimously recommends a vote FOR each of the foregoing nominees.

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2007 OMNIBUS EQUITY COMPENSATION PLAN
     On March 21, 2007, our Board adopted, subject to stockholder approval, the Beijing Med-Pharm Corporation 2007 Omnibus Equity Compensation Plan (the “2007 Plan” or the “Plan”). Our Board has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting. Stockholder approval is being sought (i) in order to meet the Nasdaq listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences”) below), and (iii) in order for incentive stock options to meet the requirements of the Code.
     We currently maintain the Beijing Med-Pharm Corporation 2004 Stock Incentive Plan, as amended and restated February 23, 2007 (the “2004 Plan”), which has 337,000 shares remaining available for issuance. Our Board believes that the number of shares available for issuance under the 2004 Plan is not sufficient in light of the Company’s compensation structure and strategy. Our Board has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is material to our success and would be enhanced by our continued ability to make grants under the 2007 Plan. In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board believes that the availability of 2,500,000 shares, plus the number of shares remaining available for issuance under the 2004 Plan, plus a number of shares equal to the number of shares subject to outstanding grants under the 2004 Plan as of the date of the Annual Meeting, under the 2007 Plan will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy.
     This Plan is intended to replace the 2004 Plan. If the Plan is approved by the stockholders, then no further grants will be made under the 2004 Plan, and shares with respect to all grants outstanding under the 2004 Plan will be issued or transferred under this Plan.
     If approved by the stockholders, the Plan will become effective on April 26, 2007.
     The material terms of the 2007 Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Exhibit A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.
Material Features of the Plan
     General. The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents, and (vii) other stock-based awards.
     The Plan authorizes 2,500,000 shares of our common stock, plus a number of shares equal to the number of shares remaining available for issuance under the 2004 Plan, and the number of shares subject to outstanding grants under the 2004 Plan as of the date of the Annual Meeting, for issuance, subject to adjustment in certain circumstances as described below. The Plan provides that the maximum aggregate number of shares of our common stock with respect to which grant may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below.
     If and to the extent options (including options outstanding under the 2004 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2004 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the Plan will become available again for issuance or transfer under the Plan.
     Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board (the “Committee”). However, our Board will approve and administer all grants made to non-employee directors. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

     The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of Jack M. Ferraro, Martyn D. Greenacre, Michel Y. de Beaumont and John W. Stakes III, M.D., each of whom is a non-employee director of the Company.
     Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our common stock that are subject to each grant.
     Types of Awards.
     Stock Options
     The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.
     The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan must be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant.
     The Committee will determine the term of each option which shall not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.
     The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. The Committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.
     A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.
     Stock Awards
     The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines.

     The Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, a grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.
     Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of our common stock must be immediately returned to us.
     Stock Units
     The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.
     Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.
     SARs
     The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock.
     The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of our common stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Committee.
     Dividend Equivalents
     The Committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or shares of our common stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Committee.
     Other Stock-Based Awards
     The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Committee.
     Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.
     The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
     The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.
     If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.
     Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.
     Adjustment Provisions. If there is any change in the number or kind of shares of our common stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without our receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of our common stock available for issuance under the Plan, the maximum number of shares of our common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.
     Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.
     Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

     Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.
     Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.
     No Repricing of Options. Neither the Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior stockholder approval.
     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.
     Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.
     Grants Under the Plan. Grants under the Plan are discretionary, so it is currently not possible to predict the number of shares of our common stock that will be granted or who will receive grants under the Plan after the Annual Meeting.
     The last sales price of a share of our common stock on March 26, 2007, was $7.60 per share.
Federal Income Tax Consequences of the Plan
     The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
     From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.
     Exceptions to these general rules arise under the following circumstances:
     (i) If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.
     (ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.
     (iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.
     Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.
     We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.
Our board of directors unanimously recommends a vote FOR the approval of the Company’s 2007 Omnibus Equity
Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known by us with respect to the beneficial ownership of our common stock as of March 1, 2007, for each of the following persons:
•	our Chief Executive Officer;

•	our other Named Executive Officer set forth in the Summary Compensation Table;

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.
     The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 1, 2007 through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying options and warrants that are exercisable within 60 days of March 1, 2007 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The following table is based on 26,641,191 shares of our common stock outstanding as of March 1, 2007. Unless otherwise indicated, the address of all individuals and entities listed below is Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462.

	Number of	Percent of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
Directors and Named Executive Officers
David Gao (1)	188,750	*
Michel Y. de Beaumont (2)	124,625	*
Jack M. Ferraro (3)	182,332	*
Martyn D. Greenacre (4)	119,083	*
Frank J. Hollendoner (5)	102,625	*
Fred M. Powell (6)	92,500	*
John W. Stakes, M.D. (7)	87,396	*
Albert Yeung (8)	0	*

All Directors and Executives Officers as a Group (8 persons)	897,311	3.37%

Holders of More Than 5% of Our Common Stock:
Abacus Investments Ltd. (8) 44 Church Street P.O. Box HM 2958 Hamilton HM HX Bermuda	8,807,484	33.06%

Artis Capital Management, Inc. (9) One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105	1,472,209	5.53%

Ashford Capital Management, Inc. (10) PO Box 4172 Wilmington, DE 19807	1,809,292	6.79%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Excludes 81,250 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(2)	Includes 44,000 shares held by Samisa Investment Corporation. Excludes 49,375 shares underlying options that are not exercisable within 60 days of March 1, 2007. Mr. de Beaumont is the natural person who has sole voting and investment power for the shares of Samisa Investment.

(3)	Excludes 63,333 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(4)	Excludes 77,917 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(5)	Excludes 49,375 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(6)	Excludes 72,500 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(7)	Excludes 57,604 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(8)	Excludes 50,000 shares underlying options that are not exercisable within 60 days of March 1, 2007.

(9)	Information relating to Abacus Investments Limited is based solely on Schedule 13D/A filed by Abacus Investments Limited, on December 22, 2006.

(10)	Information related to Artis Captial Management, L.P. is based solely on Schedule 13G filed by Artis Capital Management, L.P., on February 14, 2007.

(10)	Information relating to Ashford Capital Management, Inc. is based solely on the Schedule 13G filed by Ashford Capital Management, Inc. on February 13, 2007.

CORPORATE GOVERNANCE
     We operate within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and have also adopted corporate governance guidelines.
Affirmative Determinations Regarding Director Independence
     As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by a company’s board of directors. Our board of directors consults with our outside counsel to ensure that determinations of our board of directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq’s pertinent listing standards as in effect from time to time.
     Our Board, in applying the above-referenced standards, has affirmatively determined that all of our current directors are “independent” with the exceptions of Mr. Gao and Mr. Yeung.
Meetings of Independent Directors
     Our independent directors meet in regularly scheduled executive sessions without management presence.
Board Structure and Committee Membership
     Our Board held six meetings during our fiscal year ended December 31, 2006. During the same fiscal year, Mr. de Beaumont attended fewer than 75% of the total number of meetings of our Board and the committees of which he was a member. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, we encourage, but do not mandate, director attendance at our annual meetings of stockholders, particularly with respect to directors who are up for election at that annual meeting. All of the then current directors attended our annual meeting of stockholders in 2006. The standing committees of our Board are the Audit Committee, the Compensation Committee, the Governance Committee, the Product Committee and the Executive Committee.

Director	Board	Audit	Compensation	Governance
Michel Y. de Beaumont	X		X	X
Jack M. Ferraro	X	X	Chairman
David Gao	X
Martyn D. Greenacre	Chairman	X	X	X
Frank J. Hollendoner	X	Chairman
John W. Stakes III, M.D.	X		X	Chairman
Albert Yeung	X
     Below is a description of each committee of our Board. Each committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
     The members of our Audit Committee are Frank J. Hollendoner, Martyn D. Greenacre and Jack M. Ferraro. Mr. Hollendoner chairs the Audit Committee. Our Audit Committee assists our Board in its oversight of our accounting, reporting and financial practices, and has the authority to:
•	select, evaluate and replace our independent auditors;

•	review and discuss with our management and independent auditors our audited annual financial statements, and recommend to our board whether the audited annual financial statements should be included in our annual report on Form 10-K;

•	review and discuss with our independent auditors items required to be communicated by them regarding our interim financial statements;

•	oversee the independence of our independent auditors;

•	review financial and accounting personnel succession planning; and

•	review our compliance with legal and regulatory requirements.
     The Audit Committee has adopted complaint procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal charter adopted by our Board that governs its duties and standards of performance. A copy of the amended audit committee charter is available on our website at www.beijingmedpharm.com. The information on the website listed above is not and should not be considered part of this proxy statement and is intended to be an inactive textual reference only.
     Our Board has determined that all of the members of the Audit Committee meet the independence standard set forth by Nasdaq and SEC rules. Our Board has determined that Mr. Hollendoner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Audit Committee held seven meetings during our last fiscal year. Grant Thornton, our independent registered public accountants, reports directly to the Audit Committee.
     Our Audit Committee charter requires that no member of the Audit Committee may serve on the audit committees of more than three public companies. In addition, our Audit Committee charter requires that, if an audit committee member simultaneously serves on the audit committee of more than three public companies, our Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee and disclose such determination in the annual proxy statement. Mr. Greenacre current serves on the audit committees of three other public companies, and the Board has determined that such simultaneous service would not impair Mr. Greenacre’s ability to effectively serve on our Audit Committee.
Audit Committee Report
     As noted above, our audit committee is responsible for overseeing our management and independent auditors in respect of our accounting and financial reporting. In performing its oversight function, our audit committee relies upon advice and information received from our management and independent auditors.
     In that regard, our audit committee has reviewed and discussed with members of our management our audited consolidated financial statements for fiscal year 2006, and has discussed with representatives of our independent auditors the matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our audit committee has also received the written disclosures from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with our independent auditors that firm’s independence.
     Management is responsible for the financial reporting process, including the system of internal controls and the certification of the integrity and reliability of the Company’s internal controls over financial reporting and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

     Based on the review and discussions referred to above, our audit committee recommended to our Board of Directors that our audited financial statements for fiscal 2006 be included in our 2006 annual report on Form 10-K for filing with the SEC.

Audit Committee

Frank Hollendoner, Chairman
Jack M. Ferraro
March 21, 2007	Martyn D. Greenacre
Audit and Audit Related Fees
     The following is a summary of the fees billed to us by Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm for fiscal years ended December 31, 2006 and December 31, 2005, for professional services rendered for the those two fiscal years:

	2006	2005
Audit Fees (1)	$77,987	$67,613
Audit-Related Fees (2)	50,000	132,867
Tax Fees (3)	0	0
All Other Fees (4)	64,972	105,014

Total Fees	$192,959	$305,494

(1)	Audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and other statutory and subsidiary audits.

(2)	Audit-related fees for the years ended December 31, 2006 and 2005, respectively, were for due diligence of potential acquisition.

(3)	Grant Thorton did not provide any tax services for the years ended December 31, 2005 and 2004.

(4)	All other fees for the years ended December 31, 2006 and 2005, respectively, were for services rendered in connection with the preparation and filing of separate registration statements on Forms S-1 and S-3.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants
     The Sarbanes-Oxley Act of 2002 and the rules of the SEC regarding auditor independence require that audit and non-audit services provided to us by our principal accountant be pre-approved by our audit committee or pursuant to pre-approval policies and procedures established by our audit committee, except that de minimis non-audit services may, under certain circumstances, be approved retroactively. Our audit committee has granted to its chairman, Frank Hollendoner, the authority to pre-approve the provision of audit and non-audit services, provided that he reports any such pre-approvals to the audit committee at its next scheduled meeting. All of the audit-related services were pre-approved in accordance with our pre-approval policy, and none of the non-audit services provided to us by our independent auditor in fiscal 2005 or fiscal 2006 were approved retroactively pursuant the exception to the pre-approval requirements for de minimis non-audit services described above.

Compensation Committee
     The members of our Compensation Committee are Jack M. Ferraro, Michel Y. de Beaumont, Martyn D. Greenacre and John W. Stakes III, M.D. Mr. Ferraro chairs the Compensation Committee. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:
•	review and approve our goals and objectives relevant to compensation of our chief executive officer, evaluate our chief executive officer’s performance in light of those goals and objectives, and determine and approve all elements of our chief executive officer’s compensation based on this evaluation, including salary, incentive and equity-based compensation;

•	review the evaluations of the performance of our other executive officers, and approve all elements of their compensation, including salary, incentive and equity-based compensation;

•	approve incentive plan goals for executive officers, review actual performance against goals, and approve plan awards;

•	review our compensation programs for management employees, make recommendations to our board concerning the adoption or amendment of compensation plans, including equity-based plans, and exercise all the authority of the board of directors with respect to the administration of such plans;

•	consult with our management regarding changes in our benefit plans which could result in material changes in costs or the benefit levels provided; and

•	review and discuss with management our Compensation Discussion and Analysis and recommend to our board the inclusion of the Compensation Discussion and Analysis in our annual proxy statement.
     Our compensation committee may delegate to our chief executive officer the authority, within pre-existing guidelines established by the compensation committee, to approve awards of equity-based compensation under established plans to employees other than executive officers. Our chief executive officer may be present during deliberations of the compensation committee on the compensation of our other executive officers and may provide input at the request of the compensation committee on that compensation, but may not vote on executive compensation.
     Our Board has determined that the members of the Compensation Committee meet the independence standard set forth by Nasdaq. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” as defined for purposes of 162(m) of the Code. The Compensation Committee held three meetings during our last fiscal year.
     In addition, our Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee operates under a formal charter adopted by our Board that governs its duties and standards of performance. A copy of the compensation committee charter is available on our website at www.beijingmedpharm.com.
Governance Committee
     The members of the Governance Committee are John W. Stakes, M.D., Martyn D. Greenacre and Michel Y. de Beaumont. Dr. Stakes chairs the Committee. Our Governance Committee assists our Board in:
•	identifying individuals qualified to serve as directors and recommending to our Board the director nominees for the next annual meeting of stockholders;

•	periodically reviewing corporate governance guidelines applicable to us;

•	recommending to our Board the responsibilities of each board committee, the structure and operation of each board committee, and the director nominees for assignment to each board committee; and

•	overseeing our board’s regular evaluation of the board’s performance and of the other board committees. The Governance Committee operates under a charter adopted by our Board that governs its duties and standards of performance.
Selection of Directors and Stockholder Nominations Process
     In connection with our proxy solicitation relating to an annual meeting of stockholders, our Board recommends a slate of nominees for election by our stockholders. In addition, our Board fills vacancies on our Board when necessary or appropriate. Recommendations or determinations of our Board are made after consideration of the recommendations of, and information supplied by, our Governance Committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The Governance Committee also may determine to retain third-party executive search firms to identify candidates from time to time.
     Our Board and Governance Committee consider board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our Board and Governance Committee also seek members from diverse backgrounds so that our Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, our Governance Committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the Board and committees of the board on which the director served.
     The Governance Committee will consider director nominees recommended by stockholders who submit the following information in writing to Fred M. Powell, Chief Financial Officer, c/o Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, if such information is received not more than 150 calendar days nor less than 90 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders. The nominating stockholder must also include the following information about himself:
•	name and address, as they appear on our books; and

•	the class, series and number of Shares of our stock that are beneficially owned by such stockholder;
     We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. In addition, stockholder nominations must comply with the provisions of our bylaws.
     Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our bylaws, the Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
     Our Board has determined that the members of the Governance Committee meet the independence standards as set forth by Nasdaq. The Governance Committee held two meetings during our last fiscal year. The Governance Committee operates under a formal charter adopted by our Board that governs its duties and standards of performance. A copy of the governance committee charter can be found on our website at www.beijingmedpharm.com.
Executive Committee
     The current members of our Executive Committee are Messrs. Greenacre, Ferraro and Gao. Mr. Greenacre chairs the committee. The Executive Committee has the power to act on behalf of our Board to the extent permitted under Delaware law.

Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to all our employees, including our officers. Violations of our Code of Business Conduct and Ethics may be reported to Frank J. Hollendoner, our Audit Committee Chairman, at Beijing Med-Pharm Corporation at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. With respect to any amendments or waivers of our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions) we intend to disclose such amendments or waivers in a Current Report on Form 8-K. A copy of the code of business conduct and ethics can be found on our website at www.beijingmedpharm.com.
Stockholder Communications to our Board of Directors
     Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our Board in writing, addressed to the full Board, individual directors or a specific committee of our Board, c/o Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our Board relies on our Chief Financial Officer to forward written questions or comments to the full Board, named directors or specific committees of our Board, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table
     The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in 2006 for services to our company.

	Fees earned or		All Other
Name	paid in cash ($)	Option Awards ($) (7)	Compensation ($)	Total ($)
Michel Y. de Beaumont (1)	10,000	77,087	—	87,087
Jack M. Ferraro (2)	10,000	94,008	—	104,008
Martyn D. Greenacre (3)	175,000	107,500	—	282,500
Frank J. Hollendoner (4)	10,000	77,087	—	87,087
John W. Stakes III, M.D. (5)	10,000	86,904	—	96,904
Albert Yeung (6)	0	15,436	25,000 (8)	40,436

Total	215,000	458,022	25,000	698,022

(1)	130,000 options were outstanding as of March 1, 2007, of which 80,625 were exercisable as of March 1, 2007

(2)	160,000 options were outstanding as of March 1, 2007, of which 96,667 were exercisable as of March 1, 2007

(3)	180,000 options were outstanding as of March 1, 2007, of which 102,083 were exercisable as of March 1, 2007

(4)	130,000 options were outstanding as of March 1, 2007, of which 80,625 were exercisable as of March 1, 2007

(5)	145,000 options were outstanding as of March 1, 2007, of which 87,396 were exercisable as of March 1, 2007

(6)	50,000 options were outstanding as of March 1, 2007, of which none were exercisable as of March 1, 2007

(7)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2006. See Note 12 of the notes to our consolidated financial statements contained elsewhere in this Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the SFAS 123(R) values of its equity awards. The grant date fair value of such grants computed in accordance with SFAS 123(R) for Messrs. de Beaumont, Ferraro, Greenacre, Hollendoner, and Yeung, and Dr. Stakes were $92,673, $119,151, $185,346, $92,673, $185,235 and $119, 151, respectively.

(8)	$25,000 represents fees paid to Mr. Yeung for consulting services provided to the Company in 2006.
     We generally reimburse our directors for all reasonable expenses incurred in connection with their attendance at Board and committee meetings. Employee directors are not compensated for Board services in addition to their regular employee compensation.
     Annual cash compensation: During fiscal 2006, each non-employee director (other than the Chairman) received compensation in the amount of $10,000 per year for service on our Board. The chairman of our Board received compensation in the amount of $175,000.
     Equity Compensation: During fiscal 2006, each member of the Board of Directors was eligible to receive stock awards. New members of the Board receive an initial option grant to purchase 50,000 shares of the Company’s common stock with one-quarter of the shares vesting after one year from the date of grant and 1/48th of the shares vesting monthly thereafter. Continuing members of the Board of the Directors receive an annual option grant of 25,000 shares of common stock, with one year cliff vesting contingent on continued service on the Board of Directors for one year. During 2006, each committee member was granted an option to purchase an additional 5,000 shares of the Company’s common stock and the chairperson of each committee was granted an option to purchase an additional 10,000 shares of the Company’s common stock. The Chairman of the Board was granted an option to purchase an additional 30,000 shares of the Company stock.
     Albert Yeung joined the Board in 2006 and received options to purchase 50,000 shares of the Company’s common stock granted on August 22, 2006 with an exercise price of $4.60 per share, based on the NASDAQ close price on August

22, 2006. All option grants to continuing members, received options to purchase shares of the Company’s common stock, granted on January 9, 2006 with an exercise price of $3.60 per share, based on the NASDAQ close price on January 9, 2006.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2006, other than the transaction disclosed below, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in “Executive Compensation.”
     On December 20, 2006, we completed a private placement of an aggregate of 3,333,306 shares of our common stock and warrants exercisable for an aggregate of 666,611 shares of our common stock. We sold 150 investments units, each consisted of 22,222 shares of our common stock and a warrant to purchase 4,444 shares of our common stock at an exercise price of $5.625 per share (subject to adjustment), in the private placement at a per unit purchase price of $100,000, and received $15 million in gross proceeds. These sales were made pursuant to subscription agreements that we entered with certain institutional and individual accredited investors.
     Abacus Investments Ltd., a holder of more than 5% of our common stock, participated in the private placement on the same term as other investors, and purchased 37.5 units for an aggregate purchase price of $3.75 million. In addition, Booth & Co., Bost & Co. and Linerbrook & Co., each an affiliate of Ashford Capital Management, Inc., another holder of more than 5% of our common stock, participated in the private placement on the same term as other investors, and purchased an aggregate of 12 units for an aggregate purchase price of $1.2 million.
     We intend that any future related party transactions will be approved by the Audit Committee of the Board of Directors and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
     The Compensation Committee of the Board is comprised of Jack M. Ferraro, Martyn D. Greenacre, Michel Y. de Beaumont and John W. Stakes III, M.D., four non-employee directors whom the Board of Directors has determined to be independent under the applicable Nasdaq standards. The Compensation Committee administers our executive compensation programs and policies. Mr. Ferraro is the Chairman of the Compensation Committee. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to maximize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating our business strategies and long-range plans.
     Compensation Policy and Philosophy: Our executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives and our ability to attract and retain qualified executive officers and (ii) based on the belief that the interests of the executives should be closely aligned with our stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries and incentive bonuses with stock options granted under our 2004 Stock Incentive Plan. In support of this philosophy, a meaningful portion of executive compensation is placed at-risk and linked to our financial performance. The Compensation Committee believes that cash compensation in the form of salary and incentive bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership, which leads to expansion of management’s stake in our long-term performance and success. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay. The Compensation Committee is responsible to the Board of Directors for ensuring that our executive officers are compensated in a manner that furthers our business strategies and aligns their interests with those of our stockholders.
     Executive Compensation Components: As discussed below, our executive compensation package is primarily comprised of base salary, incentive bonus and stock options.
     In 2006, our named executive officers (“Named Executive Officers”) are David Gao, our Chief Executive Officer, and Fred M. Powell, our Chief Financial Officer.
     Base Salary and Incentive Bonuses: For fiscal year 2006, the Compensation Committee approved the base salaries of the executive officers based on salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses. The executive officer incentive bonus program is designed to reward executives for individual performance and contributions to our success and overall growth and progress. The amounts granted to executive officers under the incentive bonus program are determined through consideration of their respective responsibilities and positions in conjunction with our net sales and progress in the achievement of corporate milestones during the fiscal year. The Compensation Committee reviews executive officer salaries and bonus programs annually and exercises its judgment based on all the factors described above.
     Stock Options: Stock options encourage and reward effective management, which results in long-term corporate financial success, as measured by stock price appreciation. During 2006 stock options to purchase 55,000 shares of

Common Stock were granted to the Named Executive Officers. The Compensation Committee approves the option awards at its year end review and sets a future date for the grant date of those options. The number of options that each executive officer was granted was based primarily on the executive’s ability to enhance our long-term growth and profitability. The vesting provisions of options granted under the 2004 Stock Plan are designed to encourage longevity of employment with us and generally extend over a four-year period.
     Chief Executive Officer Compensation. David Gao is the President and Chief Executive Officer of the Company. His performance for the fiscal year ended December 31, 2006 was evaluated on the basis of the factors described above applicable to executive officers generally. In 2006, Mr. Gao received base salary of compensation of $275,000 representing an increase of $25,000 over his base salary of $250,000 in 2005. In 2007, Mr. Gao’s base salary was increased to $410,000. These increases were based on the factors described above; including an assessment of salaries paid to chief executive officers at peer group companies and within the industry group generally, as well as an assessment of Mr. Gao’s qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year. The bonus and long-term incentive components of his compensation reflect the Company’s financial and operational performance, in particular the Company’s continued growth through acquisitions and product licenses, as well as the achievement by Mr. Gao of other non-financial goals. In assessing Mr. Gao’s performance for fiscal year ended December 31, 2006, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved. Based on 2006 performance, Mr. Gao received a cash bonus of $57,750 in February 2007. During 2006, Mr. Gao received options to purchase up to 40,000 shares of the Company’s Common Stock.
     Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid in cash to our executive officers for the 2006 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers for fiscal 2007 will exceed that limit.
Summary of 2006 Compensation
     Set out in the following table is information with respect to the compensation of our executive officers for each of the last three fiscal years:
SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All Other
			Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($) (1)	($) (2)	($)	($)
David Gao President and Chief Executive Officer	2006	275,000	157,929	57,750	40,510 (3)	531,189
Fred M. Powell Chief Financial Officer	2006	225,000	59,438	39,375	—	323,813

(1)	The amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2006. See Note 12 of the notes to our consolidated financial statements contained elsewhere in this Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the SFAS 123(R) values of its equity awards.

(2)	Refers to cash bonuses earned in fiscal 2006 and paid out in fiscal 2007.

(3)	The Company maintains a mixed term life policy with retirement benefits for the benefit of Mr. Gao and his beneficiary. In December 2005, the Company paid premiums of $40,510 on Mr. Gao’s behalf.

     We have an employment agreement with David Gao, our President and Chief Executive Officer. Mr. Gao’s employment agreement was entered into on October 14, 2005, and became effective as of January 18, 2005. This employment agreement had an initial term extending through January 17, 2006. Under its terms, this employment agreement is automatically extended for an additional one-year period unless terminated at least 60 days prior to the start of the applicable term by either party. As a result, on January 18, 2007, Mr. Gao’s employment agreement was automatically extended through January 17, 2008.
     Mr. Gao’s annual base salary is $410,000. In addition, during the term of the employment agreement, Mr. Gao will be entitled to receive an annual cash bonus in an amount to be determined by our Board. The employment agreement also provides that Mr. Gao will be granted stock options to purchase shares of our common stock. Our Board will determine the number of shares of common stock subject to the stock options and the terms and conditions of such grants. Further, Mr. Gao will be entitled to participate in all employee benefit programs we make available to our executives and for which he meets the eligibility requirements.
     Fred M. Powell’s employment with us began in January 2005. Effective January 1, 2007, Mr. Powell’s annual base salary is $270,000 and he will be eligible for up to a 25% annual bonus payable in the first quarter of the following year based on his individual performance and the achievement of our objectives. In connection with the commencement of his employment, in January 2005, we granted Mr. Powell an option to purchase 150,000 shares of our common stock at an exercise price per share of $2.25. In December 2005, our Board approved the grant of stock options to Mr. Powell to purchase an additional 15,000 shares of our common stock effective as of January 9, 2006. These options have an exercise price of $3.60 per share and will become exercisable over a four-year period, with 25% of each grant becoming exercisable on the first anniversary of the date of the grant and 25% becoming exercisable on each anniversary thereafter. These options will expire ten years from the date of their grant.
Grant of Plan-Based Awards Table
     Set out in the following table is information with respect to awards made to our executive officers under cash bonus arrangements for 2006. The total amounts paid under these arrangements for 2006 are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation”.
GRANT OF PLAN-BASED AWARDS

			All Other
		Estimated Possible	Option Awards:			Grant Date
		Payouts Under	# of Shares		Close Price on	Fair Value of
		Non-Equity Incentive	Underlying	Exercise Price of	Grant Date	Option
Name	Grant Date	Plan Awards	Options	Options ($/Sh)	($/Sh)	Awards ($)
		Target ($)
David Gao	1/9/2006	82,500 (1)	40,000	3.60	3.60	105,912
Fred M. Powell	1/9/2006	56,250 (1)	15,000	3.60	3.60	39,717

(1)	Target represents 100% payout which is dependent upon achieving certain objectives. Payment may range from 10% to 100% of the target. The actual payout for 2006 which was paid in 2007 was 70% of the target. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
     The estimated future payouts under non-equity incentive plan columns refers to the potential payouts under our annual bonus plan. At their discretion, the Compensation Committee has the authority to pay any named executive officer in excess of or below their targeted bonus amount. The goals for 2006 were approved by the Compensation Committee in February 2006. The payout amounts for each Named Executive Officer were reviewed and approved by the Compensation Committee and the Board of Directors in February 2007 upon completion of the consolidated financial statements for fiscal 2006. Refer to summary compensation table of the actual amounts paid in fiscal 2007.

     As mentioned in the Compensation Discussion and Analysis, we grant stock options to Named Executive Officers based upon the executive’s ability to enhance our long-term growth and profitability. According to the Stock Option Plan, fair market value that is used to determine the exercise price for option grants is defined as the NASDAQ closing price of the Company’s stock on the day of the grant. Options granted to Named Executive Officers during fiscal 2006 expire 10 years from the date of grant; vest 25% upon completion of one year service and 1/48 per month thereafter. We adopted SFAS 123(R) on January 1, 2006, see Note 12 of the 2006 Annual Report on Form 10-K. The grant date fair value of the option awards is calculated using the Black-Scholes valuation model using the following assumptions:

Assumptions	Rate
Average risk free interest rate	4.32% – 5.19%
Average expected term (years)	5.00
Average expected volatility	93.56% – 120.48%
     In January 2007, the Compensation Committee approved annual stock option grants for certain eligible employees. The approved grants for the Named Executive Officers are as follows: Mr. Gao — 60,000; Mr. Powell — 30,000.
Outstanding Equity-Based Awards as of December 31, 2006
     The following table summarizes the stock options outstanding as of December 31, 2006:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
David Gao	127,500 (1)	52,500	1.15	2/19/2014
	23,958 (2)	26,042	2.25	1/18/2015
	9,167 (2)	30,833	3.60	1/9/2016
Fred M. Powell	71,875 (2)	78,125	2.25	1/18/2015
	3,438 (2)	11,563	3.60	1/9/2016

(1)	Under the stock option grant, these options vest 50% upon completion of 24 months and 1/48 per month thereafter and expire 10 years from the grant date.

(2)	Under the stock option grant, these options vest 25% upon completion of 12 months and 1/48 per month thereafter and expire 10 years from the grant date.
Option Exercises
     We did not have option exercises in 2006.
Potential Payments Upon Termination or Change-in-Control
David Gao
     The employment agreement provides that if Mr. Gao’s employment is terminated on account of an “involuntary termination,” Mr. Gao will receive:
•	any unpaid base salary earned through the date of his termination of employment;

•	the dollar value of all accrued and unused vacation benefits based on Mr. Gao’s most recent level of base salary; and

•	any bonus amount he actually earned for one or more fiscal years, but not previously paid at the time of his termination of employment.
     In addition, if Mr. Gao executes and does not revoke a general release of claims against us and the involuntary termination does not occur within 12 months after a change in control, he will continue to receive his base salary for a period of 12 months following his termination date, and all of his outstanding stock options will become fully exercisable. If the involuntary termination occurs within 12 months after a change in control, and Mr. Gao executes and does not revoke a general release of claims against us, Mr. Gao will receive a continuation of his base salary for a period of 18 months following his termination date, and all of his outstanding stock options will become fully exercisable. In addition, the employment agreement provides that if any payments to which Mr. Gao becomes entitled under the terms of his employment agreement would otherwise constitute an excess parachute payment under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payments will be subject to reduction to the extent necessary to assure that Mr. Gao receives only the greater of:
•	the amount of those payments which would not constitute such an excess parachute payment; or

•	the amount that yields the greatest after-tax amount of benefits after taking into account any excise tax imposed under section 4999 of the Code if no reduction occurred.
     The employment agreement also provides that if the payment of any amounts owed to Mr. Gao on account of his involuntary termination are delayed because such amounts are deemed as deferred compensation subject to the six month payment delay under section 409A of the Code, interest will be paid to Mr. Gao at the end of such period at an annual rate equal to the highest rate of interest applicable to six month money market accounts offered by Citibank N.A., Wells Fargo, N.A. or Bank of America on the date of his termination of employment.
     An involuntary termination is defined in the employment agreement to mean our termination of Mr. Gao for any reason other than a termination for cause, termination of his employment by reason of his death or disability or he voluntarily resigns within 30 days following:
•	a material reduction in the scope of his duties or responsibilities;

•	a change in his level of reporting so that he no longer reports to our Board;

•	a reduction in his annual rate of base salary by more than 15% (however, this is not applicable if substantially all of our executive officers have the same aggregate reduction in base salary);

•	a relocation of his principal place of employment by more than 50 miles; or

•	a material breach by us of any of our obligations under his employment agreement for which we have not cured within 30 days after he provides us notice of the breach.
     If we terminate Mr. Gao’s employment on account of a “termination for cause” or if he terminates his employment voluntarily by him for a reason that does not constitute an involuntary termination, the employment agreement provides that he will receive any unpaid base salary earned through the date of his termination of employment, the dollar value of all accrued and unused vacation benefits based on his most recent level of base salary, and any bonus amount actually earned for one or more fiscal years, but not previously paid at the time of his termination of employment. For this purpose, the employment agreement defines a termination for cause to mean a termination of Mr. Gao’s employment for any of the following reasons:
•	conviction of a felony or commission of any act of personal dishonesty involving our property or assets;

•	a material breach of one or more of his obligations under the employment agreement or our Proprietary Information and Inventions Agreement;

•	any intentional misconduct which has a material adverse effect upon our business or reputation;

•	material dereliction of his major duties, functions and responsibilities of his executive position;

•	a material breach of any of his fiduciary obligations as one of our officers; or

•	willful and knowing participation in the preparation or release of false or materially misleading financial statements relating to the certification required under the Sarbanes-Oxley Act of 2002 or any securities exchange on which shares of our common stock are at the time listed for trading.
     The employment agreement provides that during its term and for two years after Mr. Gao’s termination of employment, Mr. Gao will not, without our prior written approval, compete against us or solicit for employment any of our employees. The employment agreement also requires that Mr. Gao keep our information confidential and restricts his use of such information.
     If triggering events and termination of employment had occurred as of December 31, 2006, we estimate that the value of the benefits under Mr. Gao’s employment agreement would have been as follows based upon his salary for fiscal 2006, bonus for fiscal year 2006 and stock options at December 31, 2006:
POTENTIAL PAYMENTS UNDER DAVID GAO’S EMPLOYMENT AGREEMENT

	Termination Without
	Cause or Resignation For	Termination Without Cause
	Good Reason Not Within	or Resignation For Good
	12 Months a Change in	Reason Within 12 Months of
	Control (1)	a Change of Control (1)	Termination for Cause
Salary Continuation/Severance Payments	$275,000	$412,500	$—
Bonus	$57,750	$57,750	$57,750
Accelerated Vesting of Stock Options (2)	$480,969	$480,969	$—

(1)	Assumes David Gao executes and does not revoke a general release of claims against us.

(2)	Value based on a share price of $6.50, which was the closing sales price for a share of our common stock on Nasdaq on December 29, 2006. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated.
Fred M. Powell’s Severance Agreement
     Our Board has approved a severance arrangement for Mr. Powell such that, should his employment be terminated by us without cause, he will be entitled to receive a payment equal to his then current monthly salary multiplied by six months and the continuation of benefits for the period of time during which his severance payments are made. If triggering events and termination of employment had occurred as of December 31,2006, we estimate that the value of the benefits under Mr. Powell’s severance agreement would have been $112,500.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of our executive officers serves as a member of the Compensation Committee or any other committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been our employee.

COMPENSATION COMMITTEE REPORT
     Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

COMPENSATION COMMITTEE

Jack M. Ferraro, Chairman
Michel Y. de Beaumont
Martyn D. Greenacre
John W. Stakes III, M.D.
     The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.
March 21, 2007
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the SEC. Executive officers, directors, and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required to be filed by such persons, we believe that all of our executive officers, directors, and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them during 2006, with the exception of Mr. Yeung who filed his form 3 late for an option grant in 2006.
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the fiscal year ended December 31, 2006 was Grant Thornton. Our Audit Committee has not selected our independent registered public accounting firm for the fiscal year ending December 31, 2007. During its meeting on March 21, 2007, our Audit Committee determined that, as Grant Thornton has served as our independent registered public accounting firm since fiscal 2001, it is in our best interest to seek bids from several independent registered public accounting firms to ensure market competitiveness. Due to the timing of this decision the Audit Committee has not been able to select a new public accounting firm. Representatives of Grant Thornton are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
ADVANCE NOTICE PROVISIONS
     Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting at the direction of our Board or by a stockholder of record entitled to vote who has delivered written notice to our Secretary and such notice is received not less than 90 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and such notice has complied with the information requirements in the bylaws. In addition, any stockholder who wishes to submit a nomination to our Board must deliver written notice of the nomination with this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See “Corporate Governance – Selection of Directors and Stockholder Nominations Process” for additional information about stockholder nominations. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement as described below.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2008 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, no later than December 18, 2007.
     In addition, in accordance with the advanced notice provisions in our bylaws described above, if a stockholder intends to submit a proposal (including director nomination) for voting during the 2008 annual meeting, such stockholder must deliver written notice to our Secretary not earlier than November 28, 2007 or later than January 27, 2008, and must meet other requirements of the advanced notice provisions. These requirements do not affect the procedure described above for submitting stockholder proposal for inclusion in the proxy statement.
     If any stockholder proposal (including director nomination) is not received on or before March 3, 2008, such proposal will be deemed untimely for purposes of the Rule 14a-4(c) under the Exchange Act, and the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462.
OTHER MATTERS
     Our Board is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our Board on such matters.

By Order of the Board of Directors,

/s/ MARTYN D. GREENACRE

Martyn D. Greenacre
Chairman of the Board of Directors
Dated: March 27, 2007
Upon written request to Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financials and the schedules thereto.

Appendix A
BEIJING MED-PHARM CORPORATION
2007 OMNIBUS EQUITY COMPENSATION PLAN
     The purpose of the Beijing Med-Pharm Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) employees of Beijing Med-Pharm Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of the date the Plan is approved by the stockholders of the Company.
     The Beijing Med-Pharm Corporation 2004 Stock Incentive Plan, as amended and restated effective February 23, 2007 (“2004 Plan”) will be merged with and into this Plan as of the Effective Date, and no additional grants will be made thereafter under the 2004 Plan. Outstanding grants under the 2004 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2004 Plan, as applicable), and the shares with respect to outstanding grants under the 2004 Plan will be issued or transferred under this Plan.
     1. Definitions
     The following terms shall have the meanings set forth below for purposes of the Plan:
          (a) “Board” shall mean the Board of Directors of the Company.
          (b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
          (c) “Change of Control” shall be deemed to have occurred if:
               (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.
               (ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (e) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.
          (f) “Company” shall mean Beijing Med-Pharm Corporation and shall include its successors.
          (g) “Company Stock” shall mean common stock of the Company.
          (h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.
          (i) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.
          (j) “Effective Date” shall mean the date the stockholders of the Company approve the Plan.
          (k) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
          (l) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board).
          (m) “Employer” shall mean the Company and each of its subsidiaries.
          (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (o) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.
          (p) “Fair Market Value” shall mean:
               (i) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.
               (ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.
          (q) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.
          (r) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
          (s) “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.

          (t) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
          (u) “Key Advisor” shall mean a consultant or advisor of an Employer.
          (v) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
          (w) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
          (x) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.
          (y) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
          (z) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.
          (aa) “Stock Award” shall mean an award of Company Stock, with or without restrictions.
          (bb) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock.
     2. Administration
          (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.
          (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
     3. Grants
     Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
     4. Shares Subject to the Plan
          (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 4,980,000 shares. The maximum number of shares authorized for issuance includes all shares remaining available for issuance under the 2004 Plan as of the Effective Date and a number of share equal to the number of shares subject to outstanding grants under the 2004 Plan as of the Effective Date. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options outstanding under the 2004 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards (including stock awards outstanding under the 2004 Stock Plan), Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan.
          (b) Individual Limits. All Grants under the Plan shall be expressed in shares of Stock. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below.
          (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a Change in Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
     5. Eligibility for Participation
          (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
          (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

     6. Options
     The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
          (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
          (b) Type of Option and Price.
               (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Key Advisors and Non-Employee Directors.
               (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.
          (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
          (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
          (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (f) Termination of Employment, Disability or Death.
               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.
               (ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
               (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(e)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
          (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.
     7. Stock Awards
     The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
          (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
     8. Stock Units
     The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
          (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
     9. Stock Appreciation Rights
     The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:

          (a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
          (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(e) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
          (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
          (f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
     10. Other Stock-Based Awards
     The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
     11. Dividend Equivalents
     The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

     12. Qualified Performance-Based Compensation
     The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
          (a) Performance Goals.
               (i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code.
               (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
          (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
          (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.
          (d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
     13. Deferrals
     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

     14. Withholding of Taxes
          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
          (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
     15. Transferability of Grants
          (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
          (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     16. Consequences of a Change of Control
          (a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.
          (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
     17. Requirements for Issuance or Transfer of Shares
     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     18. Amendment and Termination of the Plan
          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
          (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.] [Please confirm that this complies with the Company’s intent.
          (c) Stockholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.
          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.
     19. Miscellaneous
          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.
          (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
          (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

          (d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
          (e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
          (g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
          (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

PROXY
BEIJING MED-PHARM CORPORATION
This Proxy is solicited on behalf of the Board of Directors
for the 2007 Annual Meeting of Stockholders
     The undersigned, revoking all prior proxies, hereby appoints Martyn D. Greenacre and Jack M. Ferraro, and each of them, each with the power to appoint his substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Beijing Med-Pharm Corporation (the “Company”) held of record by the undersigned on March 19, 2007, at the Annual Meeting of Stockholders of the Company to be held on April 26, 2007 (the “Meeting”) at 9:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428 and any adjournments or postponements thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.
IMPORTANT – CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

☒ Please mark your votes as indicated in this example
PROPOSAL 1. To elect as directors, to hold office until the Company’s 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified, the six nominees listed below:

Nominees:	David (Xiaoying) Gao	Martyn D. Greenacre	Michel Y. de Beaumont		Albert Yeung
	Jack M. Ferraro	Frank J. Hollendoner	John W. Stakes III, M.D.

The Board of Directors recommends a vote “FOR ALL NOMINEES”

☐ FOR ALL NOMINEES		☐ WITHHOLD FOR ALL NOMINEES		☐

For all Nominees, except as written above
PROPOSAL 2. To approve the Beijing Med-Pharm Corporation 2007 Omnibus Equity Compensation Plan.

The Board of Directors recommends a vote “FOR” Proposal 2

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.
NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐